Exhibit 99.1

       MATRIXX INITIATIVES, INC. REPORTS STRONG FIRST QUARTER 2003 RESULTS 76% INCREASE IN SALES FOR Q1; THIRD CONSECUTIVE QUARTER OF PROFITABILITY

     PHOENIX, AZ, April 29, 2003/PRNewswire/ - Matrixx Initiatives, Inc. (NASDAQ: MTXX), developer and distributor of the expanded line of Zicam(R) products, today announced net earnings for the first quarter ended March 31, 2003. Net sales increased 76 percent to $8.9 million during 2003 compared to $5.06 million for the previous year. Due to increased investment in advertising that continued throughout the first quarter, net income was $117,000 compared to net income of $929,000 for the first quarter of 2002. Earnings per share (EPS) on a continuing operations basis were $0.01, reflecting the company's third consecutive profitable quarter.

     "The significant topline increase underscores the value of higher sales as a true measure of year-over-year growth," said Carl J. Johnson, president and chief executive officer of Matrixx. "Last year we showed an increase in earnings per share (EPS) which reflected our decision to adjust our advertising strategy and reduce expenditures in the first quarter to conserve resources for the 2002-2003 cold season. This year, we have continued to invest aggressively in marketing support to drive sales, yet still maintained our commitment to profitability."

     These results reflect:

     * The company's ongoing commitment to promote new products and strengthen the Zicam franchise, including aggressive investment in advertising/marketing support to drive sales. There was limited advertising during the first quarter of last year.

     * The addition of five new products in 2002, which significantly contributed to the top-line growth for this quarter and continue to provide opportunities for tremendous growth with additional distribution.

     * Growing consumer demand for Zicam nasal products, with 7.1 points growth in market share, for a total of 12.1 share(1). The nasal product segment increased 4.3% in dollars, driven by Zicam. Without Zicam, segment sales would have actually fallen 3%.

     "In 2003, we are committed to maintaining growth of the Zicam brand and expect a 30 percent increase in revenue while working to provide shareholders with increased value on a year-over-year basis by growing earnings at an even faster rate than last year," Mr. Johnson continued. "Currently, our products are highly seasonal and quarterly results are greatly impacted by our commitment to promote our products and strengthen the Zicam franchise. In Q2, we expect to expand our strong commitment to research and development in 2003 to drive corporate growth and annual profitability in 2004 and beyond."

                                     (more)

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(1) Source:  Syndicated Research Service; 4 weeks ending 3/23/03; Dollar Shares;
             Food/Drug/Mass excluding Wal-Mart.

MATRIXX/Q1 2003 FINANCIAL RESULTS
PAGE 2

CONSOLIDATED FINANCIAL RESULTS

     According to William Hemelt, executive vice president and chief financial officer, the first quarter results also reflect the significant momentum achieved throughout the 2002/2003 cold season. "While investors should expect variability in our quarterly earnings results as the Company invests in new products utilizing our proprietary technologies, the first quarter results, reviewed in combination with the record results for the fourth quarter of 2002, validate the new product strategy as a means of achieving consistent overall growth."

                FIRST QUARTER 2003 CONSOLIDATED FINANCIAL RESULTS

                                              2003        2002        2002
                                            --------    --------    --------
                 ($000s)                     1ST QTR     1ST QTR     4TH QTR
                                            --------    --------    --------
Net sales                                   $  8,901    $  5,067    $ 11,576
Cost of sales                                  2,649       1,247       3,312
                                            --------    --------    --------
    Gross profit                               6,252       3,820       8,264
Operating expenses                             5,692       2,881       7,920
Research and development                         311          26          21
                                            --------    --------    --------
  Income from operations                         249         913         323

Total other income (expense)                     (49)        (69)        (32)
                                            --------    --------    --------
Net income before tax                            200         844         291
Income tax expense (benefit)                      83         (85)     (3,386)(1)
                                            --------    --------    --------

Net income from continuing operations       $    117    $    929    $  3,677
                                            ========    ========    ========

Net income per share                        $   0.01    $   0.10    $   0.39 (2)
Average shares outstanding (mil)                 9.4         9.4         9.4

----------
(1) Recognition of deferred tax asset of $3,398,000 reduced income tax expense in the 4th Qtr and for the year.
(2) EPS of $0.03 for the 4th Qtr after excluding recording of deferred tax assets.

                                     (more)

MATRIXX/Q1 2003 FINANCIAL RESULTS
PAGE 3

                       SELECTED BALANCE SHEET INFORMATION

             ($000s)                  MARCH 31, 2003         DECEMBER 31, 2002
                                      --------------         -----------------
Cash and marketable securities            $12,222                  $12,010
Total assets                              $44,627                  $47,185
Total debt                                $ 5,339                  $ 5,254
Shareholders' equity                      $35,197                  $35,155

ABOUT MATRIXX INITIATIVES, INC.

Matrixx Initiatives, Inc. is engaged in the development, manufacture and marketing of innovative drug delivery systems for over-the-counter (OTC) pharmaceuticals. Zicam, LLC, its wholly-owned subsidiary, produces, markets and sells Zicam(R) Cold Remedy nasal gel, a patented, homeopathic remedy that has been clinically proven to significantly reduce the duration and severity of the common cold. In studies published in the October 2000 issue of ENT - EAR, NOSE AND THROAT JOURNAL, and separately in the January 2003 issue of QJM: AN INTERNATIONAL JOURNAL OF MEDICINE, the Zicam Cold Remedy product was shown to reduce significantly the duration of the common cold. The company also manufactures and markets a full line of Zicam brand pharmaceuticals, including Zicam Allergy Relief nasal gel, a homeopathic remedy designed to provide relief to allergy sufferers; Zicam Cold Remedy Swabs; Zicam Kids Size Cold Remedy Swabs; Zicam Extreme Congestion Relief; Zicam Sinus Relief; and Zicam Nasal Moisturizer. For more information regarding Matrixx products, go to www.zicam.com. To find out more about Matrixx Initiatives, Inc. (NASDAQ:MTXX), visit our website at www.matrixxinc.com. For additional information, contact William Hemelt, chief financial officer, 602-387-5353, whemelt@matrixxinc.com, or Lynn Romero, investor relations, at 602-387-5353, lromero@matrixxinc.com. Matrixx is located at 2375 East Camelback Road, Suite 500, Phoenix, Arizona 85016.

MATRIXX INITIATIVES, INC. FORWARD LOOKING STATEMENT DISCLAIMER:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE COMPANY'S EXPECTATION OF A 30 PERCENT INCREASE IN REVENUE AND ITS EXPECTATION OF GROWING EARNINGS AT A FASTER RATE THAN LAST YEAR, THE COMPANY'S EXPECTATION OF EXPANDING ITS COMMITMENT TO RESEARCH AND DEVELOPMENT IN 2003, THE FUTURE OPPORTUNITY IN AND THE COMMITMENT TO GROWTH OF THE ZICAM BRAND, THE COMPANY'S EXPECTATIONS REGARDING THE VARIABILITY OF QUARTERLY EARNINGS RESULTS, AND THE COMPANY'S COMMITMENT TO ITS GROWTH STRATEGY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED OR QUANTIFIED AND ARE BEYOND THE COMPANY'S CONTROL. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS INCLUDE THE POSSIBILITY THAT FUTURE SALES OF ZICAM(TM) PRODUCTS WILL NOT BE

                                     (more)

MATRIXX/Q1 2003 FINANCIAL RESULTS
PAGE 4

AS STRONG AS EXPECTED DESPITE THE COMPANY'S MARKETING CAMPAIGN,, THE POSSIBILITY THAT THE COMPANY'S RESEARCH AND DEVELOPMENT PROGRAM WILL NOT BE AS SUCCESSFUL AS PLANNED IN PRODUCING DESIRABLE AND PROFITABLE PRODUCTS, OR THAT SUCH PRODUCT DEVELOPMENT MAY BE DELAYED, AND THE POSSIBILITY THAT THE COMPANY'S CORPORATE GROWTH STRATEGY WILL NOT BE SUCCESSFULLY IMPLEMENTED OR RECEIVED BY THE MARKET. OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ARE DESCRIBED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.